Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 20, 2024, with respect to the consolidated financial statements of Signet Jewelers Limited, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Cleveland, Ohio
September 12, 2024